                                                                     EXHIBIT 4.3

                                                                           DRAFT
                                                                         12/7/94




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                            GEORGIA POWER COMPANY


                                     AND


                             TRUST COMPANY BANK,
                                  as Trustee


                           -----------------------



                         FIRST SUPPLEMENTAL INDENTURE

                        Dated as of ____________, 1994


                                      TO


                                  INDENTURE


                       Dated as of ______________, 1994



                           -----------------------



                     Adjustable Rate Junior Subordinated
                       Deferrable Interest Debentures,
                              Series A, Due 2024





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

         FIRST SUPPLEMENTAL INDENTURE, dated as of the _____ day of ____________, 1994 (the "First Supplemental Indenture"), between GEORGIA POWER COMPANY, a corporation duly organized and existing under the laws of the State of Georgia (hereinafter sometimes referred to as the "Company"), and TRUST COMPANY BANK, a banking corporation organized and existing under the laws of the State of Georgia, as trustee (hereinafter sometimes referred to as the "Trustee") under the Indenture dated as of _____________, 1994 between the Company and the Trustee (the "Indenture"; all terms used and not defined herein are used as defined in the Indenture).

         WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of its junior subordinated debentures (the "Debentures"), said Debentures to be issued from time to time in series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered thereunder as in the Indenture provided; and

         WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Debentures to be known as its Adjustable Rate Junior Subordinated Deferrable Interest Debentures, Series A, Due 2024 (said series being hereinafter referred to as the "Series A Debentures"), the form and substance of such Series A Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture; and

         WHEREAS, Georgia Power Capital, L.P., a Delaware limited partnership ("Georgia Power Capital"), has offered to the public its Cumulative Adjustable Rate Monthly Income Preferred Securities, Series A (the "Series A Preferred Securities"), representing limited partnership interests in Georgia Power Capital and proposes to loan the proceeds from such offering to the Company, such loan to be evidenced by the Series A Debentures; and

         WHEREAS, upon the occurrence of a Special Event (as defined in the Amended and Restated Agreement of Limited Partnership of Georgia Power Capital, dated ______________, 1994 (the "Limited Partnership Agreement")), the Company may dissolve Georgia Power Capital and cause to be distributed to the holders of the Series A Preferred Securities, on a pro rata basis, Series A Debentures (a "Dissolution Event"); and

         WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument, in accordance with its terms, and to make the Series A Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized:

         NOW THEREFORE, in consideration of the purchase and acceptance of the Series A Debentures by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Series A Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:


                                 ARTICLE ONE

                       General Terms and Conditions of
                           the Series A Debentures

         SECTION 1.01. There shall be and is hereby authorized a series of Debentures designated the " Adjustable Rate Junior Subordinated Deferrable Interest Debentures, Series A, Due 2024", limited in aggregate principal amount to (i) $[____________], plus (ii) the amount of capital contributions made by the Company from time to time as general partner of Georgia Power Capital, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Series A Debentures pursuant to Section 2.01 of the Indenture. The Series A Debentures shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon, including Additional Interest (as hereinafter defined), on _____________, 2024, and shall be issued in the form of registered Series A Debentures without coupons.

         SECTION 1.02. Except as provided in Section 1.03 herein, the Series A Debentures shall be issued in certificated form. Principal and interest on the Series A Debentures issued in certificated form will be payable, the transfer of such Series A Debentures will be registrable and such Series A Debentures will be exchangeable for Series A Debentures bearing identical terms and provisions at the office or agency of the Company in the Borough of Manhattan, The City and State of New York; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Debenture Register. Notwithstanding the foregoing, so long as the holder of the Series A Debentures is Georgia Power Capital, the payment of the principal of and interest (including Additional Interest, if any) on the Series A Debentures will be made at such place and to such account as may be designated by Georgia Power Capital.

         SECTION 1.03. In connection with a Dissolution Event, the Series A Debentures in certificated form may be presented to the Trustee by Georgia Power Capital in exchange for a Global Debenture in an aggregate principal amount equal to all





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

Outstanding Series A Debentures, to be registered in the name of the Depository, or its nominee, and delivered by the Trustee to the Depository for crediting to the accounts of its participants pursuant to the instructions of Georgia Power Capital. The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery as hereinabove and in the Indenture provided. Payments on the Series A Debentures issued as a Global Debenture will be made to the Depository. The Depository for the Series A Debentures shall be The Depository Trust Company, New York, New York.

         SECTION 1.04. Each Series A Debenture shall bear interest at a variable rate from the date it is made until maturity. The interest rate will be adjusted quarterly. The rate for the initial period from the date of original issuance to ________ will be __% per annum. Thereafter, interest on the Series A Debentures will be payable at the "Applicable Rate" (as defined below) from time to time in effect. The interest rate on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest will be at the same rate per annum, during such overdue period. Interest is payable (subject to the provisions of Article Three) monthly in arrears on the last day of each calendar month of each year (each, an "Interest Payment Date", commencing on ____________, 1994), to the person in whose name such Series A Debenture or any predecessor Series A Debenture is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the business day next preceding that Interest Payment Date. If pursuant to the provisions of Section 2.11(c) of the Indenture the Series A Debentures are no longer represented by a Global Debenture, the Company may select a regular record date for such interest installment which shall be any date not later than fifteen days preceding an Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name the Series A Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of the Series A Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series A Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         The amount of interest payable for any period will be computed for any full monthly interest period on the basis of a 360-day year of twelve 30-day months and for any period shorter





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

than a full monthly interest period for which interest is computed, interest will be computed on the basis of the actual number of days elapsed in such period. In the event that any date on which interest is payable on the Series A Debentures is not a business day, then payment of interest payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.

         If at any time when Georgia Power Capital is the holder of the Series A Debentures, Georgia Power Capital shall be required to pay any interest on dividends in arrears in respect of the Series A Preferred Securities pursuant to the terms thereof, then the Company will pay as interest (the "Additional Interest") an amount equal to such interest on dividends in arrears.

         Except as provided below in this paragraph, the "Applicable Rate" for
any quarter (other than the initial period) will be equal to   % of the
Effective Rate (as defined below), but not less than % per annum nor more than % per annum. The "Effective Rate" for any quarter will be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as defined below) for such quarter. In the event that Georgia Power Capital determines in good faith that for any reason:

                 (i) any one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate cannot be determined for any quarter, then the Effective Rate for such quarter will be equal to the higher of whichever two of such rates can be so determined;

                 (ii) only one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate can be determined for any quarter, then the Effective Rate for such quarter will be equal to whichever such rate can be so determined; or

                 (iii) none of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate can be determined for any quarter, then the Effective Rate for the preceding quarter will be continued for such quarter.

         Except as described below in this paragraph, the "Treasury Bill Rate" for each quarter will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period (as defined





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

below)) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as defined below) during the Calendar Period immediately preceding the last ten calendar days immediately preceding the commencement of the quarter for which the dividend rate on the Series A Preferred Securities is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for such quarter will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by Georgia Power Capital. In the event that a per annum market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such quarter will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board, or if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by Georgia Power Capital. In the event that Georgia Power Capital determines in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such quarter will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each Business Day in New York City (or less frequently if daily quotations are not generally available) to Georgia Power Capital by at least three recognized dealers in U.S. Government securities selected by Georgia Power Capital. In the event that Georgia Power Capital determines in good faith that for any reason Georgia Power Capital cannot determine the Treasury Bill Rate for any quarter as provided above in this paragraph, the Treasury Bill Rate for such quarter will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days, as quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to Georgia Power Capital by at least three recognized





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

dealers in U.S. Government securities selected by Georgia Power Capital.

         Except as described below in this paragraph, the "Ten Year Constant Maturity Rate" for each quarter will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as defined below) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days immediately preceding the commencement of the quarter for which the dividend rate on the Series A Preferred Securities is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by Georgia Power Capital. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by Georgia Power Capital.
In the event that Georgia Power Capital determines in good faith that for any reason Georgia Power Capital cannot determine the Ten Year Constant Maturity Rate for any quarter as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such quarter will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight or more than twelve years from the date of each such quotation, as quoted daily for each Business Day in New York City (or less frequently if daily quotations are not generally available) to Georgia Power Capital by at least three recognized dealers in U.S. Government securities selected by Georgia Power Capital.





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


         Except as described below in this paragraph, the "Thirty Year Constant Maturity Rate" for each quarter will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as defined below) (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days immediately preceding the commencement of the quarter for which the dividend rate on the Series A Preferred Securities is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by Georgia Power Capital. In the event that a per annum Thirty Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty Year Constant Maturity Rate for such quarter will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having remaining maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by Georgia Power Capital. In the event that Georgia Power Capital determines in good faith that for any reason Georgia Power Capital cannot determine the Thirty Year Constant Maturity Rate for any quarter as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such quarter will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years from the date of each such quotation, as quoted daily for each Business Day in New York City (or less frequently if daily quotations are not generally available) to Georgia Power Capital by at least three recognized dealers in U.S. Government securities selected by Georgia Power Capital.





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

         The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate will each be rounded to the nearest one hundredth of a percent.

         The Applicable Rate with respect to each quarter (other than the initial period) will be calculated as promptly as practicable by Georgia Power Capital according to the appropriate method described above. Georgia Power Capital will cause each Applicable Rate to be published in a newspaper of general circulation in New York City (or, if such publication is not possible, to be published or circulated to the public in such other manner as Georgia Power Capital may deem appropriate) before the commencement of the quarter to which it applies and will cause notice of such Applicable Rate to be given to The Depository Trust Company (the "Depository"), New York, New York, the securities depository for the Series A Preferred Securities.

         As used above, the term "Calendar Period" means a period of fourteen consecutive calendar days; the term "Federal Reserve Board" means the Board of Governors of the Federal Reserve System; the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities adjusted to constant maturities of ten years; and the term "Thirty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities adjusted to constant maturities of thirty years.

                                 ARTICLE TWO

                 Mandatory Prepayment and Optional Redemption
                          of the Series A Debentures

         SECTION 2.01. If Georgia Power Capital redeems the Series A Preferred Securities in accordance with the terms thereof, the Series A Debentures will become due and payable in a principal amount equal to the aggregate stated liquidation preference of the Series A Preferred Securities so redeemed, together with all accrued and unpaid interest thereon, including Additional Interest, if any. Any payment pursuant to this provision shall be made prior to 12:00 noon, New York City time, on the date of such redemption or at such earlier time as the Company and Georgia Power Capital shall agree.

         SECTION 2.02. Subject to the terms of Article Three of the Indenture, the Company shall have the right to redeem the Series A Debentures, in whole or in part, from time to time, on or after

______________, 1999, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon, including any Additional Interest, if any, to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice, at the Optional Redemption Price. If the Series A Debentures are only partially redeemed pursuant to this Section, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided, that if at the time of redemption, the Series A Debentures are registered as a Global Debenture, the Depository shall determine by lot the principal amount of such Series A Debentures held by each Series A Debentureholder to be redeemed.

         SECTION 2.03. If the Company or Georgia Power Capital purchases Series A Preferred Securities by tender, in the open market or by private agreement, the Company shall have the right to redeem Series A Debentures, in an amount not to exceed the aggregate stated liquidation preference of the Series A Preferred Securities so purchased, together with any accrued and unpaid interest thereon, including Additional Interest, if any, to the redemption date. Any payment pursuant to this provision shall be made prior to 12:00 noon, New York City time, on the date of such repurchase, or at such earlier time as the Company and Georgia Power Capital shall agree.


                                ARTICLE THREE

                     Extension of Interest Payment Period

         SECTION 3.01. So long as the Company is not in default in the payment of interest on any series of Debentures issued under the Indenture, the Company shall have the right, at any time during the term of the Series A Debentures, from time to time to extend the interest payment period of such Series A Debentures for up to 60 consecutive months (the "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest accrued and unpaid thereon (together with interest thereon at the rate specified for the Series A Debentures to the extent permitted by applicable law); provided that, during such Extended Interest Payment Period the Company shall not declare or pay any dividend on, or purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or make any guarantee payments with respect thereto; provided further that any such extended interest payment period may only be selected with respect to the Series A Debentures if an extended interest payment period of identical duration is simultaneously selected for all Debentures then outstanding under the Indenture. Prior to the termination of any such Extended Interest Payment Period, the Company may further extend such period, provided that such





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

period together with all such further extensions thereof shall not exceed 60 consecutive months. Upon the termination of any Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof.

         SECTION 3.02. (a) If Georgia Power Capital is the sole holder of the Series A Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give both Georgia Power Capital and the Trustee written notice of its selection of such Extended Interest Payment Period one business day prior to the earlier of (i) the next succeeding date on which dividends on the Series A Preferred Securities are payable or (ii) the date Georgia Power Capital is required to give notice of the record date or the date such dividends are payable to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series A Preferred Securities, but in any event not less than one business day prior to such record date. The Company shall cause Georgia Power Capital to give notice of the Company's selection of such Extended Interest Payment Period to the holders of the Series A Preferred Securities.

         (b) If Georgia Power Capital is not the sole holder of the Series A Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give the holders of the Series A Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period 10 business days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Series A Debentures, but in any event not less than two business days prior to such record date.

         (c)     The month in which any notice is given pursuant to paragraphs
(a) or (b) of this Section shall constitute one of the 60 months which comprise the maximum Extended Interest Payment Period.


                                 ARTICLE FOUR

                               Right of Set-Off

         SECTION 4.01. Notwithstanding anything to the contrary in the Indenture or herein, the Company shall have the right to set-off any payment it is otherwise required to make thereunder or hereunder with and to the extent the Company has heretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee Agreement, dated as of _________________, executed by the Company and furnished to Georgia Power Capital for the benefit of the holders of the Series A Preferred Securities.


                                 ARTICLE FIVE

                         Covenant to List on Exchange

         SECTION 5.01. If the Series A Debentures are to be issued as a Global Debenture in connection with the distribution of the Series A Debentures to the holders of the Series A Preferred Securities upon a Dissolution Event, the Company will use its best efforts to list such Series A Debentures on the New York Stock Exchange or on such other exchange as the Series A Preferred Securities are then listed and traded.


                                 ARTICLE SIX

                          Form of Series A Debenture

         SECTION 6.01. The Series A Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:




                         (FORM OF FACE OF DEBENTURE)

         [IF THE SERIES A DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT - This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

         Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust

Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No. _________________                                               $___________

CUSIP No. ___________


                            GEORGIA POWER COMPANY


                     ADJUSTABLE RATE JUNIOR SUBORDINATED
                        DEFERRABLE INTEREST DEBENTURE,
                              SERIES A, DUE 2024


         GEORGIA POWER COMPANY, a corporation duly organized and existing under the laws of the State of Georgia (herein referred to as the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________ or registered assigns, the principal sum of ______________ Dollars on ____________, 2024, and to pay interest on said principal sum from
____________, 1994 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, monthly (subject to deferral as set forth herein) in arrears on the last day of each calendar month of each year commencing ____________, 1994 at the Applicable Rate (as defined in the First Supplemental Indenture) adjusted quarterly, determined by Georgia Power Capital in the manner described in the First Supplemental Indenture, plus Additional Interest, if any, until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum during such overdue period. The amount of interest payable on any Interest Payment Date shall be computed for any full monthly interest period on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full monthly interest period for which interest is computed, interest will be computed on the basis of the actual number of days elapsed in such period. In the event that any date on which interest is payable on this Debenture is not a business day, then payment of interest payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Debentures, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, [which shall be the close of business on the business day next preceding such Interest Payment Date.] [IF PURSUANT TO THE PROVISIONS OF SECTION 2.11(C) OF THE INDENTURE THE SERIES A DEBENTURES ARE NO LONGER REPRESENTED BY A GLOBAL DEBENTURE -- which shall be the close of business on the _____ business day next preceding such Interest Payment Date.] Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City and State of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Debenture Register. Notwithstanding the foregoing, so long as the holder of this Debenture is Georgia Power Capital, L.P. ("Georgia Power Capital"), the payment of the principal of (and premium, if any) and interest (including Additional Interest, if any) on this Debenture will be made at such place and to such account as may be designated by Georgia Power Capital.

         The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

         Unless the Certificate of Authentication hereon has been executed by the Trustee or a duly appointed Authentication Agent referred to on the reverse side hereof, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Instrument to be executed.


Dated ____________________


                                        GEORGIA POWER COMPANY


                                        By ____________________________


Attest:

By____________________

                   (FORM OF CERTIFICATE OF AUTHENTICATION)

                        CERTIFICATE OF AUTHENTICATION

         This is one of the Debentures of the series of Debentures described in the within-mentioned Indenture.


TRUST COMPANY BANK



____________________________                      ____________________________
         as Trustee                   or             as Authentication Agent



By__________________________                      By__________________________
     Authorized Signatory                              Authorized Signatory


                        (FORM OF REVERSE OF DEBENTURE)

         This Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Debentures"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of _____________, 1994 duly executed and delivered between the Company and Trust Company Bank, a banking corporation organized and existing under the laws of the State of Georgia, as Trustee (herein referred to as the "Trustee"), as supplemented by the First Supplemental Indenture dated as of ______________, 1994 between the Company and the Trustee (said Indenture as so supplemented being hereinafter referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures. By the terms of the Indenture, the Debentures are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This series of Debentures is limited in aggregate principal amount as specified in said First Supplemental Indenture.

         If Georgia Power Capital redeems its Cumulative Adjustable Rate Monthly Income Preferred Securities, Series A (the "Series A Preferred Securities") in accordance with the terms thereof, this Debenture will become due and payable in a principal amount equal to the aggregate stated liquidation preference of the Series A Preferred Securities so redeemed, together with any interest accrued thereon, including Additional Interest (the "Mandatory

Prepayment"). Any Mandatory Prepayment shall be made prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company and Georgia Power Capital shall agree.

         Subject to the terms of Article Three of the Indenture, the Company shall have the right to redeem this Debenture at the option of the Company, without premium or penalty, in whole or in part at any time on or after ______________, 1999 (an "Optional Redemption"), at a redemption price equal to 100% of the principal amount plus any accrued but unpaid interest, including any Additional Interest, if any, to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice, at the Optional Redemption Price. If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if at the time of redemption, the Debentures are registered as a Global Debenture, the Depository shall determine by lot the principal amount of such Debentures held by each Debentureholder to be redeemed.

         If the Company or Georgia Power Capital purchases Series A Preferred Securities by tender, in the open market or by private agreement, the Company shall have the right to redeem Debentures of this series, in an amount not to exceed the aggregate stated liquidation preference of the Series A Preferred Securities so purchased, together with any accrued and unpaid interest thereon, including Additional Interest, if any, to the redemption date.

         In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth therein.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Debenture so affected or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Debenture then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures of all series at the time outstanding affected thereby, on behalf of the Holders of the Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debentures of such series. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

         So long as the Company is not in default in the payment of interest on any series of Debentures issued under the Indenture, the Company shall have the right at any time during the term of the Debentures, from time to time to extend the interest payment period of such Debentures to up to 60 consecutive months (the "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law); provided that, during such Extended Interest Payment Period the Company shall not declare or pay any dividend on, or purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or make any guarantee payments with respect thereto; provided further that any such extended interest payment period may only be selected with respect to the Series A Debentures if an extended interest payment period of identical duration is simultaneously selected for all Debentures then outstanding under the Indenture. Prior to the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Period together with all such further extensions thereof shall not exceed 60 consecutive months. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may select a new Extended Interest Payment Period.

         As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Debenture Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and any Debenture Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debenture Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         [The Debentures of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.] [This Global Debenture is exchangeable for Debentures in definitive form only under certain limited circumstances set forth in the Indenture. Debentures of this series so issued are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.] As provided in the Indenture and subject to certain limitations [herein and] therein set forth, Debentures of this series [so issued] are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

         All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                                ARTICLE SEVEN

                    Original Issue of Series A Debentures

         SECTION 7.01. Series A Debentures in the aggregate principal amount of $____________ plus the amount of capital contributions made by the Company from time to time as general partner of Georgia Power Capital, may, upon execution of this First Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman, its President, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.


                                ARTICLE EIGHT

                           Miscellaneous Provisions

         SECTION 8.01. Except as otherwise expressly provided in this First Supplemental Indenture or in the form of Series A Debenture or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of Series A Debenture that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

         SECTION 8.02. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

         SECTION 8.03. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

         SECTION 8.04. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.


                                          GEORGIA POWER COMPANY


                                          By:  _____________________________




Attest:


_________________________




                                          TRUST COMPANY BANK,
                                            as Trustee



                                          By:  _____________________________


                                          By:  _____________________________

STATE OF GEORGIA            )
COUNTY OF FULTON            )  ss.:  Atlanta,  ___________, 1994


         On the ____ day of ___________, in the year one thousand nine hundred ninety-four, before me personally came _________________ to me known, who, being by me duly sworn, did depose and say that he resides at ____________________________; that he is __________________________ of GEORGIA
POWER COMPANY, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                                  ___________________________
                                                          NOTARY PUBLIC

                                                  My Commission Expires:




STATE OF GEORGIA          )
COUNTY OF FULTON          )     ss.: Atlanta,  _____________, 1994


         On the ____ day of ___________, in the year one thousand nine hundred ninety-four, before me personally came ___________________ to me known, who, being by me duly sworn, did depose and say that he resides at_______________________; that he is __________________________ of TRUST
COMPANY BANK, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.



                                                  ___________________________
                                                          NOTARY PUBLIC

                                                  My Commission Expires